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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): January 18, 1999


                             CORE LABORATORIES N.V.
             (Exact name of registrant as specified in its charter)

              THE NETHERLANDS                          NOT APPLICABLE
       (State or Other Jurisdiction         (I.R.S. Employer Identification No.)
             of Incorporation)
                                     0-26710
                            (Commission File Number)

                  HERENGRACHT 424
                 1017 BZ AMSTERDAM
                  THE NETHERLANDS                       NOT APPLICABLE
    (Address of Principal Executive Offices)              (Zip Code)



      Registrant's telephone number, including area code: (31-20) 420-3191

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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

     On January 18, 1999, Core Laboratories N.V. (the "Company") executed a definitive merger agreement to purchase all of the outstanding shares of GeoScience Corporation ("GeoScience"), approximately seventy-nine percent of which is owned by Tech-Sym Corporation ("Tech-Sym"). In connection with the merger agreement Tech-Sym has given an irrevocable proxy to the Company to vote all shares that Tech-Sym owns in favor of the approval of the merger. Accordingly, approval of the merger by GeoScience stockholders is assured. Under the terms of the merger agreement, the Company will exchange 0.6788 common shares and $2.46 in cash for each GeoScience share, resulting in an issuance of approximately 6.8 million shares and a payment of approximately $25 million in cash using additional borrowings from its revolving credit facility. Core Laboratories will assume the current outstanding indebtedness of GeoScience of approximately $33 million. In addition, the existing stock options held by employees and directors of GeoScience will be assumed by the Company as options to purchase the Company's common shares, subject to an adjustment for the exchange ratio. Consummation of the merger is subject to certain customary conditions.

     GeoScience, located in Houston, Texas, has approximately 500 employees with operations in the United States, United Kingdom and Singapore. GeoScience provides marine seismic data acquisition systems with a product line that includes marine streamers, ocean bottom cable and state of the art radio telemetry systems. GeoScience is currently developing new fiber optic, solid streamer imaging technologies to improve existing systems. After completion of the merger, GeoScience will conduct its future business under its industry recognized tradename "Syntron".

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     (A). FINANCIAL STATEMENTS OF ACQUIRED COMPANY.

      The Company will file required financial statements of the acquired business within sixty (60) days.


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     (B). PRO FORMA FINANCIAL INFORMATION.

      The Company will file within sixty (60) days the required pro forma financial statements.

     (C).     EXHIBITS.

     The following exhibits are filed herewith:

              10.1 Agreement and Plan of Merger by and among Core Laboratories N.V., Syntron Inc., GeoScience Corporation, and Tech-Sym Corporation, dated as of January 18, 1999.

              99.1 News Release of Core Laboratories N.V. regarding Acquisition of GeoScience Corporation dated January 19, 1999.




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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   CORE LABORATORIES N.V.



Dated:   February 2, 1999          By: /s/ Richard L. Bergmark
                                      ----------------------------------------
                                        Richard L. Bergmark
                                        Chief Financial Officer and Treasurer





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                            INDEX TO EXHIBITS

       EXHIBIT
         NO.                   DESCRIPTION
       -------                 -----------

        10.1 Agreement and Plan of Merger by and among Core Laboratories N.V., Syntron Inc., GeoScience
                     Corporation, and Tech-Sym Corporation, dated as of January 18, 1999.

        99.1 News Release of Core Laboratories N.V. regarding Acquisition of GeoScience Corporation dated January 19, 1999.